                                                                    EXHIBIT 99.1

                       CONSOLIDATED FINANCIAL STATEMENTS

                          NEW LINE CINEMA CORPORATION
                                AND SUBSIDIARIES

                     Years ended December 31, 1993 and 1992
                      with Report of Independent Auditors

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1993 AND 1992

                                    CONTENTS

Report of Independent Auditors...........................................................    1
Consolidated Balance Sheets..............................................................    2
Consolidated Statements of Income........................................................    3
Consolidated Statements of Stockholders' Equity..........................................    4
Consolidated Statements of Cash Flows....................................................    5
Notes to Consolidated Financial Statements...............................................    6

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
New Line Cinema Corporation

We have audited the accompanying consolidated balance sheets of New Line Cinema Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Line Cinema Corporation and subsidiaries at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG

February 25, 1994

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31
                                                                   ----------------------------
                                                                       1993            1992
                                                                   ------------    ------------
ASSETS
Cash and cash equivalents                                          $  4,399,632    $  1,849,698
Accounts receivable, less allowance for doubtful accounts of
  approximately $945,000 in 1993 and $640,000 in 1992                72,455,218      35,968,253
Film inventories                                                    221,449,926     147,775,148
Property and equipment, less accumulated depreciation and
  amortization of approximately $7,491,000 in 1993 and
  $5,425,000 in 1992                                                 10,333,511      10,309,209
Notes receivable from officers                                        2,010,000       1,965,000
Other assets                                                         10,060,609       6,540,881
Investment in affiliated company                                     21,833,997      17,937,997
                                                                   ------------    ------------
Total assets                                                       $342,542,893    $222,346,186
                                                                   ------------    ------------
                                                                   ------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Note payable to bank                                               $126,800,000    $ 58,500,000
Accounts payable and accrued expenses                                23,061,943       8,218,481
Third-party participations payable                                   24,271,197      23,834,301
Long-term debt                                                       29,125,000      30,000,000
Deferred income                                                       8,399,517      21,702,987
Deferred income taxes                                                 5,954,000       7,800,121
                                                                   ------------    ------------
Total liabilities                                                   217,611,657     150,055,890
                                                                   ------------    ------------
Stockholders' equity:
  Preferred stock, par value $.01 per share; 300,000 shares
     authorized; none outstanding                                            --              --
  Common stock, par value $.01 per share; 50,000,000 shares
     authorized; issued and outstanding: 16,775,733 in 1993 and
     12,728,560 in 1992                                                 167,757         127,285
  Capital in excess of par value                                     79,894,787      37,825,947
  Retained earnings                                                  45,077,319      34,552,348
                                                                   ------------    ------------
                                                                    125,139,863      72,505,580
  Treasury shares, 62,677 in 1993 and 64,677 in 1992, at cost          (208,627)       (215,284)
                                                                   ------------    ------------
Total stockholders' equity                                          124,931,236      72,290,296
                                                                   ------------    ------------
Total liabilities and stockholders' equity                         $342,542,893    $222,346,186
                                                                   ------------    ------------
                                                                   ------------    ------------

See accompanying notes.

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 YEAR ENDED DECEMBER 31
                                                       ------------------------------------------
                                                           1993           1992           1991
                                                       ------------   ------------   ------------
Revenue                                                $306,335,494   $227,001,696   $225,686,168
Costs relating to revenue                               258,590,878    194,653,113    192,190,621
                                                       ------------   ------------   ------------
Gross income                                             47,744,616     32,348,583     33,495,547
Operating expenses;
  General and administrative                             27,408,560     21,980,853     17,510,275
  Selling                                                 1,536,355      1,406,224        912,367
  Depreciation and amortization                           3,819,000      2,809,025      1,820,875
                                                       ------------   ------------   ------------
                                                         32,763,915     26,196,102     20,243,517
                                                       ------------   ------------   ------------
Income from operations                                   14,980,701      6,152,481     13,252,030
Interest expense                                         (3,071,474)    (3,685,197)      (227,397)
Other charges                                              (562,309)      (248,771)      (323,841)
                                                       ------------   ------------   ------------
Income before equity in income of, and gain on
  issuance of stock by, affiliated company and
  provision for
  income taxes                                           11,346,918      2,218,513     12,700,792
Equity in income of affiliated company                    3,896,000      2,355,000      1,065,000
Gain on issuance of stock by affiliated company                  --      4,334,864             --
                                                       ------------   ------------   ------------
Income before provision for income taxes                 15,242,918      8,908,377     13,765,792
Provision for income taxes                                4,717,947      2,490,162      4,824,000
                                                       ------------   ------------   ------------
Net income                                             $ 10,524,971   $  6,418,215   $  8,941,792
                                                       ------------   ------------   ------------
                                                       ------------   ------------   ------------
Primary net income per share of common stock           $       0.60   $       0.45   $       0.66
                                                       ------------   ------------   ------------
                                                       ------------   ------------   ------------
Fully diluted net income per share of common stock     $       0.58   $       0.45   $       0.64
                                                       ------------   ------------   ------------
                                                       ------------   ------------   ------------
Primary weighted average number of shares of common
  stock outstanding                                      17,403,370     14,282,039     13,592,804
                                                       ------------   ------------   ------------
                                                       ------------   ------------   ------------
Fully diluted weighted average number of shares of
  common stock outstanding                               18,108,792     14,326,653     13,880,687
                                                       ------------   ------------   ------------
                                                       ------------   ------------   ------------

See accompanying notes.

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                        CAPITAL IN                    COMMON
                                              COMMON     EXCESS OF     RETAINED     STOCK HELD
                                              STOCK      PAR VALUE     EARNINGS     IN TREASURY      TOTAL
                                             --------   -----------   -----------   -----------   ------------
Balance, January 1, 1991                     $104,055   $15,869,138   $19,192,341    $(226,081)   $ 34,939,453
  Issuance of 165,670 shares of common
    stock upon exercise of options              1,656     1,010,954            --           --       1,012,610
  Sale of 1,910,000 shares of common stock     19,100    18,744,489            --           --      18,763,589
  Issuance of 190,500 shares of common
    stock                                       1,905     1,953,720            --           --       1,955,625
  Issuance of 2,226 shares of common stock
    held in treasury to Employee Stock
    Ownership Plan                                 --        14,536            --       10,797          25,333
  Net income                                       --            --     8,941,792           --       8,941,792
                                             --------   -----------   -----------   -----------   ------------
Balance, December 31, 1991                    126,716    37,592,837    28,134,133     (215,284)     65,638,402
  Issuance of 56,909 shares of common stock
    upon exercise of options                      569       233,110            --           --         233,679
  Net income                                       --            --     6,418,215           --       6,418,215
                                             --------   -----------   -----------   -----------   ------------
Balance, December 31, 1992                    127,285    37,825,947    34,552,348     (215,284)     72,290,296
  Issuance of 1,099,232 shares of common
    stock upon exercise of options             10,992     2,427,955            --           --       2,438,947
  Sale of 2,875,000 shares of common stock     28,750    31,821,079            --           --      31,849,829
  Issuance of 21,090 shares of common stock       211       318,998            --           --         319,209
  Sale of 2,000 shares of treasury stock           --            --            --        6,657           6,657
  Issuance of 51,851 shares of common stock
    upon conversion of long-term debt             519       874,481            --           --         875,000
  Tax benefit of stock option exercises of
    968,937 options                                --     6,626,327            --           --       6,626,327
  Net income                                       --            --    10,524,971           --      10,524,971
                                             --------   -----------   -----------   -----------   ------------
Balance, December 31, 1993                   $167,757   $79,894,787   $45,077,319    $(208,627)   $124,931,236
                                             --------   -----------   -----------   -----------   ------------
                                             --------   -----------   -----------   -----------   ------------

See accompanying notes.

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         YEAR ENDED DECEMBER 31
                                                             ----------------------------------------------
                                                                 1993             1992             1991
                                                             ------------     ------------     ------------
OPERATING ACTIVITIES
Net income                                                   $ 10,524,971     $  6,418,215     $  8,941,792
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
    Increase in allowance for doubtful accounts                   305,000          124,655           68,968
    Amortization of film inventories                          152,502,400      131,678,221       93,588,978
    Depreciation and other amortization                         3,819,000        2,809,025        1,820,875
    Shares of common stock issued to employee stock
      ownership plan                                                   --               --           25,333
    Undistributed earnings from affiliated company             (3,896,000)      (2,355,000)      (1,065,000)
    Gain on issuance of stock by affiliated company                    --       (4,897,476)              --
    Deferred income taxes                                      (1,846,121)       1,181,918        1,931,000
    Changes in other assets and liabilities:
      (Increase) decrease in:
         Accounts receivable                                  (36,791,965)         943,783      (14,452,030)
         Gross film inventories                              (226,177,178)    (143,015,737)    (154,848,255)
         Other assets                                          (2,307,782)      (3,338,290)         520,016
      Increase (decrease) in:
         Accounts payable and accrued expenses                 14,843,462       (9,510,218)      12,921,129
         Third party participations payable                       436,896       (5,694,246)         524,600
         Deferred income                                      (13,303,470)     (28,122,715)      40,239,776
                                                             ------------     ------------     ------------
Total adjustments                                            (112,415,758)     (60,196,080)     (18,724,610)
                                                             ------------     ------------     ------------
Cash used in operating activities                            (101,890,787)     (53,777,865)      (9,782,818)
                                                             ------------     ------------     ------------
INVESTING ACTIVITIES
Purchase of property and equipment                             (2,090,302)      (6,996,958)      (3,684,956)
Investment in affiliated company                                       --               --         (119,437)
Notes receivable from officers                                    (45,000)         (70,000)        (745,000)
                                                             ------------     ------------     ------------
Cash used in investing activities                              (2,135,302)      (7,066,958)      (4,549,393)
                                                             ------------     ------------     ------------
FINANCING ACTIVITIES
Net proceeds from borrowings on note payable                  142,835,054       62,127,357       43,308,301
Repayment of note payable                                     (77,500,000)      (4,000,000)     (76,200,000)
Net proceeds from issuance of long-term debt                           --               --       28,840,171
Proceeds from issuance of shares of common stock               41,240,969          233,679       21,731,824
                                                             ------------     ------------     ------------
Cash provided by financing activities                         106,576,023       58,361,036       17,680,296
                                                             ------------     ------------     ------------
Increase (decrease) in cash and cash equivalents                2,549,934       (2,483,787)       3,348,085
Cash and cash equivalents at beginning of period                1,849,698        4,333,485          985,400
                                                             ------------     ------------     ------------
Cash and cash equivalents at end of period                   $  4,399,632     $  1,849,698     $  4,333,485
                                                             ------------     ------------     ------------
                                                             ------------     ------------     ------------

See accompanying notes.

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND PRINCIPLES OF CONSOLIDATION

New Line Cinema Corporation (the "Company") is a motion picture production and distribution company. The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

FILM INVENTORIES

Film inventories consist of the cost of the Company's productions, acquired films, prints and certain exploitation costs including advertising costs expected to benefit the films in future markets, the cost of acquiring certain rights for domestic home video and foreign distribution of certain films and capitalized interest and overhead related to production of films and acquisition of film rights. Such inventories are stated at the lower of unamortized costs or net realizable value generally on a film-by-film basis. The costs of films released are amortized using the individual-film-forecast-computation method which amortizes costs in the same ratio that current gross revenues bear to anticipated total gross revenues. The costs of distribution rights are amortized in the same ratio that fees earned in the current period from the rights bear to anticipated total fees. Such anticipated total gross revenues and fees are estimated by management.

The anticipated total gross revenue and fees are reviewed periodically, which may result in revised amortization rates and, when applicable, write-downs to net realizable value.

Film inventories, net of accumulated amortization, approximated the following:

                                                                      DECEMBER 31,
                                                               ---------------------------
                                                                   1993           1992
                                                               ------------   ------------
     Films released                                            $104,269,000   $ 62,784,000
     Films completed but not released                            18,712,000     41,519,000
     Films in process                                            88,813,000     30,557,000
     Distribution rights                                          9,656,000     12,915,000
                                                               ------------   ------------
                                                               $221,450,000   $147,775,000
                                                               ------------   ------------
                                                               ------------   ------------

Based on the Company's anticipated total gross revenue estimates, over 95% of released film inventories at December 31, 1993 will be amortized within the three-year period ending December 31, 1996.

PROPERTY AND EQUIPMENT; DEPRECIATION AND AMORTIZATION

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life used for property and equipment is ten years, while the life used for computer hardware and software is three years. Leasehold improvements are amortized over the estimated useful lives of the related assets or the remaining term of the lease, whichever is shorter.

REVENUE RECOGNITION

Revenue from theatrical exhibition of films is reflected in the accompanying consolidated financial statements when the film is exhibited. Revenue from the sale of film rights, principally for the home video, domestic and

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES foreign syndicated television and domestic pay cable television markets is recognized when the film is available for showing or exploitation. Amounts received prior to the film's availability are classified as deferred income.

Films with theatrical releases (which generally may continue for up to six months) are generally made available for release in other media as follows:

                                                               MONTHS AFTER
                                                                 INITIAL        APPROXIMATE
                                 MARKET                          RELEASE       RELEASE PERIOD
     -------------------------------------------------------  --------------   --------------
     Domestic home video                                          4-6 months               --
     Domestic pay-per view                                        6-9 months         3 months
     Domestic pay television                                    10-18 months     12-21 months
     Domestic network or basic cable                            30-36 months     18-36 months
     Domestic syndication                                       30-36 months       3-15 years
     Foreign theatrical                                                   --       4-6 months
     Foreign home video                                          6-12 months               --
     Foreign television                                         18-24 months     18-30 months

For the years ended December 31, 1993, 1992 and 1991, approximately 39%, 44% and 63%, respectively, of the Company's total revenue was attributable to four films, six films and four films, respectively.

Foreign revenue related to the Company's films approximated 19%, 24% and 11% of total revenue for the years ended December 31, 1993, 1992 and 1991, respectively.

THIRD-PARTY PARTICIPATIONS

Total expected third-party participations are charged to expense in the same ratio as current gross revenues bear to anticipated total gross revenues. At December 31, 1993, the portion of third-party participations payable within one year was approximately $13 million.

CONCENTRATION OF CREDIT RISKS

The Company licenses various rights in its motion pictures to distributors throughout the world. Generally, payment is received in full or in part, or letters of credit are obtained, prior to the Company's release of the films to its distributors.

INCOME TAXES

Deferred income taxes result from timing differences between the amounts reported for financial reporting and income tax purposes. These differences relate primarily to the gain on issuance of stock by an affiliated company, advertising and print expenditures, third-party participations, and film amortization.

COMMON STOCK DATA

Primary and fully diluted net income per share of common stock and common stock equivalents are based on the weighted average number of shares of common stock and common stock equivalents outstanding.

TRANSACTIONS IN SHARES OF AFFILIATED COMPANIES

The Company recognizes as separate nonoperating income, gains and losses arising from sales of previously unissued stock by a subsidiary or affiliate to outside investors when such sales change the Company's percentage of ownership in such companies.

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

FAIR VALUE OF FINANCIAL INSTRUMENTS

Long-Term Debt: The fair values of the Company's long-term debt is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The Company believes the carrying amounts reported in the balance sheet for these instruments is approximately equal to their fair value.

RECLASSIFICATION

Certain amounts in 1991 and 1992 have been reclassified to conform to the 1993 presentation.

2. INVESTMENT IN AFFILIATED COMPANY

On October 26, 1990, the Company acquired from RHI Entertainment, Inc. ("RHI") 52.6% of RHI's outstanding capital stock for $8,700,000. A portion of the excess of cost over the Company's equity in RHI, consists of goodwill of $850,000 which is being amortized over a 20-year period and an option valued at $1,270,000 to acquire additional shares of RHI capital stock. The investment is accounted for under the equity method, as the Company does not have majority voting control of RHI. The Company has the right to designate two of the five members of RHI's board of directors and all major decisions as to the financing and operations of RHI require a super majority vote of the board of directors of RHI. RHI is a leading producer of movies-of-the-week, mini-series and other programming for the United States television market. RHI has acquired the worldwide televisions rights of Qintex Entertainment Inc., including Hal Roach and Robert Halmi titles. In April 1992, in exchange for $561,000 paid by the Company to one of the principals of RHI, such principal cancelled an option to acquire shares of common stock of RHI owned by the Company.

On July 29, 1992, RHI issued 2,315,000 shares of common stock at $10 per share, in an initial public offering, resulting in aggregate gross proceeds of $23,150,000. This issuance reduced the Company's interest in the capital stock of RHI to 37.4%. As a result, the Company recognized a gain of $4,335,000 (before provision for income taxes of $1,647,000) which reflects a reduction by $3,512,000 in the carried amount of its investment which was deemed sold. Income taxes provided on the gain are not payable until the gain is recognized for tax purposes, such as from an actual sale of RHI stock by the Company.

Summary financial information for RHI as of and for the years ended December 31, 1993, 1992 and 1991 is as follows:

                                                        1993          1992          1991
                                                    ------------   -----------   -----------
     Cash                                           $  1,283,000   $   241,000   $   752,000
     Accounts receivable                              54,494,000    29,654,000     8,607,000
     Film production costs                           119,031,000    55,681,000    41,853,000
     Total assets                                    181,352,000    90,049,000    55,337,000
     Notes payable to bank                            36,050,000    17,384,000    21,234,000
     Deferred revenue                                 22,970,000    17,796,000    12,667,000
     Shareholders' equity                             52,456,000    42,367,000    15,902,000
     Revenue                                         119,625,000    56,472,000    33,252,000
     Film costs                                       95,508,000    42,037,000    22,285,000
     Net income                                       10,089,000     5,646,000     2,498,000

The Company's consolidated retained earnings at December 31, 1993 includes $8,016,000 related to the equity income of RHI.

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

3. NOTE PAYABLE TO BANK

On March 26, 1993, the Company entered into a new credit facility (the "Credit Facility") providing a revolving credit facility of $150,000,000 for a period of three years. Except for the increase in principal amount and a restriction on the amounts of permitted increases in selling, general and administrative expenses, the terms of the Credit Facility do not materially differ from the Company's previous credit facility.

The Credit Facility contains various covenants which, among other things, (i) provide that minimum consolidated tangible net worth, as defined, must be maintained by the Company, (ii) limit the incurrence of additional indebtedness,
(iii) prohibit the payment of cash dividends as long as an outstanding loan balance exists, (iv) limit the amount of certain capital expenditures, (v) limit the amount of certain production and preproduction costs per film in active production or preproduction, for a maximum of eight such films at any one time and no more than three such films to be in principal photography at any one time, (vi) restrict the amount to be paid to acquire rights in films produced by others, and (vii) require that the Company's Chief Executive Officer maintain his ownership of the Company, as defined, and remain as its Chief Executive Officer.

Other information relating to the note payable under the existing and prior credit facilities during the three year period ended December 31, 1993 is summarized as follows:

                                                     1993            1992            1991
                                                 ------------     -----------     -----------
    Maximum amount of borrowings outstanding     $126,800,000     $62,500,000     $39,000,000
    Daily average amount of borrowings
      outstanding each year                      $ 69,606,000     $38,273,000     $14,533,000
    Weighted average interest rate for year               5.6%            6.4%            9.5%
    Interest rate at December 31                          6.0%            7.0%            7.5%
    Interest expense, net of capitalized
      amounts                                    $  1,181,683     $   558,000     $    99,000
    Capitalized interest                         $  2,712,000     $ 1,885,000     $ 1,379,000

Interest paid under the Credit Facility (net of capitalized amounts) amounted to approximately $1,535,000, $437,000 and $99,000 in 1993, 1992 and 1991,
respectively.

In 1993, the Company also paid approximately $74,000 of interest related to a $40,000,000 advance received from Columbia TriStar Home Video and $324,000 relating to other funds.

Commitment fees under the agreements were $562,000, $249,000 and $234,000 for each of the three years ended December 31, 1993, 1992 and 1991, respectively.

On January 28, 1994, the Company repaid all amounts owed under the Credit Facility with funds received from the Turner Broadcasting System, Inc. ("TBS"). (See Note 12).

4. LONG-TERM DEBT

On November 14, 1991, the Company issued $30,000,000 of convertible subordinated debentures which are convertible at the option of the holder into shares of the Company's common stock at $16 7/8 per share, for a total of 1,777,778 shares. The debentures are payable with interest at 6 1/2% payable semiannually and are due November 15, 2006. Annual sinking fund payments of $3,500,000, commencing November 15, 2000, are calculated to retire 70% of the debentures prior to maturity. The debentures are redeemable at the option of

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES the Company, in whole or in part, at the following redemption prices together with accrued and unpaid interest commencing on each November 15 in the years set forth as follows:

          1994                                                                 103%
          1995                                                                 102%
          1996                                                                 101%
          1997 and thereafter                                                  100%

The debentures were not redeemable by the Company before November 15, 1993 and from that date until November 15, 1994, are not redeemable unless the average price of the Company's common stock for a defined period exceeds 150% of the conversion price.

In December 1993, certain holders converted $875,000 of the debentures into 51,851 shares of common stock. The Company accounted for the conversion using the book method where the converted value of the debt is equal to the increase in equity. $29,125,000 of debentures were outstanding at December 31, 1993.

For the years ended December 31, 1993, 1992 and 1991, the Company incurred interest charges of $1,950,000, $1,950,000 and $244,000, respectively, of which approximately $1,852,000, $1,853,000 and $215,000 was capitalized. Interest paid (net of capitalized amounts) amounted to $100,000 in 1993.

5. INCOME TAXES

Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No. 109, "Accounting for Income Taxes". As permitted under the new rules, prior years' financial statements have not been restated.

The cumulative effect of adopting Statement 109 as of January 1, 1993 was not material. As of December 31, 1993 the Company has a federal net operating loss carryforward of approximately $16 million for income tax purposes that expires in the year 2008. This carryforward resulted primarily from a deduction related to the exercise of employee stock options.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1993 and 1992 are as follows:

                                                                    1993           1992
                                                                 -----------    -----------
    Deferred tax assets:
      Participations                                             $ 4,587,000    $ 3,605,000
      Fixed assets                                                   837,000        670,000
      Deferred revenue                                             3,372,000             --
      NOL Carryforward                                             6,070,000             --
      Other                                                          582,000        456,000
                                                                 -----------    -----------
    Total deferred tax assets                                    $15,448,000    $ 4,731,000
                                                                 -----------    -----------
                                                                 -----------    -----------
    Deferred tax liabilities:
      Film inventory                                             $19,662,000    $10,857,000
      RHI Equity                                                   1,740,000      1,674,000
                                                                 -----------    -----------
    Total deferred tax liabilities                               $21,402,000    $12,531,000
                                                                 -----------    -----------
                                                                 -----------    -----------
    Net deferred tax liability                                   $ 5,954,000    $ 7,800,000
                                                                 -----------    -----------
                                                                 -----------    -----------

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

The provision for income taxes approximated the following:

                                                              YEAR ENDED DECEMBER 31,
                   --------------------------------------------------------------------------------------------------------------
                                   1993                                  1992                                 1991
                   ------------------------------------   ----------------------------------   ----------------------------------
                    CURRENT      DEFERRED      TOTAL       CURRENT     DEFERRED     TOTAL       CURRENT     DEFERRED     TOTAL
                   ----------   ----------   ----------   ----------   --------   ----------   ----------   --------   ----------
Federal            $  439,000   $2,611,000   $3,050,000   $  863,000   $ 57,000   $  920,000   $2,099,000   $814,000   $2,913,000
Foreign
  withholding         950,000           --      950,000    1,185,000         --    1,185,000    1,146,000         --    1,146,000
State and local       267,000      451,000      718,000      270,000    115,000      385,000      610,000    155,000      765,000
                   ----------   ----------   ----------   ----------   --------   ----------   ----------   --------   ----------
                   $1,656,000   $3,062,000   $4,718,000   $2,318,000   $172,000   $2,490,000   $3,855,000   $969,000   $4,824,000
                   ----------   ----------   ----------   ----------   --------   ----------   ----------   --------   ----------
                   ----------   ----------   ----------   ----------   --------   ----------   ----------   --------   ----------

The difference between the statutory federal income tax rate of 34% for 1991 and 1992 and 35% for 1993 and the taxes actually provided for those years, approximated the following:

                                                                   YEAR ENDED DECEMBER 31,
                                                            -------------------------------------
                                                               1993          1992         1991
                                                            -----------   ----------   ----------
Taxes based on statutory federal income tax rate            $ 5,335,000   $3,029,000   $4,681,000
Add (deduct):
  Equity in income of affiliated company permanently
     reinvested                                                      --     (801,000)    (362,000)
  Dividends received deduction                               (1,091,000)          --           --
  State and local taxes, net of federal tax benefit             467,000      252,000      505,000
  Other                                                           7,000       10,000           --
                                                            -----------   ----------   ----------
                                                            $ 4,718,000   $2,490,000   $4,824,000
                                                            -----------   ----------   ----------
                                                            -----------   ----------   ----------

6. RENT EXPENSE AND LEASE COMMITMENTS

The Company occupies office space under various operating leases. In addition to the base annual rental, the leases provided for certain escalation charges based on increases in operating expenses of the buildings. Rent expense amounted to approximately $1,358,000, $1,245,000 and $868,000 for the years ended December 31, 1993, 1992 and 1991, respectively. At December 31, 1993, minimum noncancellable commitments under these leases were as follows:

          1994                                                          $ 1,670,000
          1995                                                            1,727,000
          1996                                                            1,788,000
          1997                                                            1,301,000
          1998                                                            1,062,000
          Thereafter                                                      9,390,000
                                                                        -----------
                                                                        $16,938,000
                                                                        -----------
                                                                        -----------

7. COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

In December 1992, the Company was named as a defendant in an action brought by Troma, Inc. in the Supreme Court of the State of New York, County of New York. The action seeks unspecified damages in an amount "no less than $50 million" for breach of an agreement which allegedly required the Company to produce and distribute a film based upon the characters owned by the plaintiff. No answer has yet been filed, and the Company is considering its possible counterclaims against the plaintiff and its principal officers.

In June 1990, an action was brought against the Company in the Supreme Court, New York County, by Smart Egg Pictures, S.A., one of the joint ventures with the Company in the first two "Nightmare on Elm

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

Street" films. The plaintiff alleges that the Company wrongfully induced it to enter into an agreement diminishing its rights in the joint venture assets. The action seeks an accounting and damages of at least $5,000,000, together with punitive damages and treble damages under the RICO laws, in connection with the series of "A Nightmare on Elm Street" films.

The Company and its subsidiaries are parties to various other legal proceedings, all of which are considered routine and incidental to the business of the Company and are not material to the financial condition and operation of the business. Neither the Company nor any of its subsidiaries is a party to any litigation, including the matters described above, which is expected to have a material adverse effect upon the Company's business.

ACQUISITION OF DISTRIBUTION RIGHTS

In addition to the Film inventories recorded on the Consolidated Balance Sheet at December 31, 1993, the Company is contractually committed to advancing funds, in accordance with contract terms, for the acquisition rights to films which will be completed subsequent to December 31, 1993. These unrecorded contractual commitments were approximately $56 million at December 31, 1993.

8. EMPLOYEE BENEFIT PLANS

PENSION EXPENSE

Certain employees of certain subsidiaries of the Company are covered under collective bargaining agreements. All such union employees are covered by multiemployer defined benefit pension plans. The Company makes contributions to such plans based on amounts specified in the related union contracts. The unions have informed the Company that they are unable to provide the actuarial present values of accumulated plan benefits or the plan's net assets available for benefits with respect to any individual firm, including the Company. The Company contributed approximately $2,498,000, $1,531,000 and $755,000 during the years ended December 31, 1993, 1992 and 1991, respectively, to such plans.

EXECUTIVE BENEFIT TRUST

Effective November 1, 1991, the Company established the New Line Cinema Corporation Executive Benefit Trust (the "Trust") to provide incentive compensation to certain executive employees. The Trust is not intended to provide retirement income to employees, or to provide for a deferral of income by employees for periods extending to the termination of covered employment or beyond.

401(k) PLAN

In December 1992, the Company adopted a 401(k) defined contribution plan (the "Plan") for certain of its employees. Employees can make voluntary contributions to the Plan subject to certain limitations. Eligible employees are those who have reached age 21 and have worked at least 1,000 hours. No contribution was made to the Plan by the Company in 1992 or 1993.

9. CAPITAL STOCK

RESERVED SHARES OF COMMON STOCK

At December 31, 1993, 1992 and 1991, the Company had reserved 3,359,616, 3,083,637 and 2,722,003 shares, respectively, of common stock for grant and exercise of stock options. In addition, shares reserved for future issuance include 1,725,926 shares for the conversion of the 6.5% convertible subordinated debentures (see Note 4) and 250,000 shares reserved for Nelson Holdings International, Ltd. (see Note 11). Solely as a result of the completion of a proposed public offering of 2,875,000 shares of common stock pursuant to a registration statement on Form S-3 filed in February 1993, the Company's Chairman was granted options to purchase

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES approximately 925,305 additional shares of common stock at the market price of the common stock on February 26, 1993, pursuant to the operation of the provisions of his Employment Agreement. The terms of this Employment Agreement provide the Company's Chairman the ability to maintain his holdings at approximately 25% of the outstanding common stock of the Company (as defined).

10. STOCK OPTIONS

1990 STOCK OPTION PLAN

On February 18, 1990, the Company adopted the 1990 Stock Option Plan (the "1990 Plan") under which a committee of independent members of the Board of Directors is authorized to grant options for 750,000 shares under the 1990 Plan, to any full-time employee, subject to adjustment for stock splits, stock dividends and certain other events. The 1990 Plan is similar to the 1986 Plan, except that options under the 1990 Plan may be incentive stock options and the grant may allow options to be exercised by the surrender of common stock or options to acquire Common stock having a market value equal to the aggregate exercise price of the option. As of December 31, 1993, options for a total of 709,199 shares of common stock had been granted of which 675,354 were outstanding.

1991 STOCK OPTION PLAN

On January 14, 1992, the Company's Board of Directors adopted a new Stock Option Plan (the "1991 Plan"), which is identical to the 1990 Plan except that options for a total of 250,000 shares of the Company's Common Stock may be granted thereunder. As of December 31, 1993, options for a total of 200,000 shares of common stock had been granted under the 1991 Plan, all of which are outstanding.

SUMMARY

The activity in stock options during the three year period ended December 31, 1993 is summarized below. The information has been adjusted for the 20% stock dividend issued on February 28, 1991.

                                                  NONQUALIFIED STOCK
                                                       OPTIONS             QUALIFIED STOCK OPTIONS
                                               ------------------------    -----------------------
                                                             AGGREGATE                  AGGREGATE
                                                SHARES        AMOUNT        SHARES       AMOUNT
                                               ---------    -----------    --------    -----------
Options outstanding at January 1, 1991         1,939,712    $ 6,917,574     651,554    $ 3,283,323
  Granted (from $10.13 to $16.00 and from
     $9.81 to $13.38 per share)                  255,063      2,960,393      41,425        499,429
  Exercised (at $.47 and from $3.33 to $5.42
     per share)                                 (111,374)       (52,680)    (54,377)      (229,727)
                                               ---------    -----------    --------    -----------
Options outstanding at December 31, 1991       2,083,401      9,825,287     638,602      3,553,025
  Granted (from $11.25 to $15.00 and from
     $12.25 to $15.75 per share)                 309,982      4,395,156     112,351      1,545,308
  Exercised (at $5.42 and from $2.05 to $6.04
     per share)                                  (10,000)       (54,170)    (46,909)      (179,354)
  Forfeited                                           --             --      (3,790)       (18,393)
                                               ---------    -----------    --------    -----------
Options outstanding at December 31, 1992       2,383,383     14,166,273     700,254      4,900,586
  Granted (from $12.00 to $16.88 and from
     $12.00 to $15.13 per share)               1,238,752     15,826,710     146,459      2,022,157
  Exercised (from $.47 to $10.13 and from
     $2.05 to $14.75 per share)                 (891,865)    (1,309,000)   (207,367)    (1,129,946)
  Forfeited                                       (2,656)       (26,892)     (7,344)       (74,358)
                                               ---------    -----------    --------    -----------
Options outstanding at December 31, 1993       2,727,614    $28,657,091     632,002    $ 5,718,439
                                               ---------    -----------    --------    -----------
                                               ---------    -----------    --------    -----------

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

At December 31, 1993, 1,975,082 of the nonqualified stock options were exercisable at prices ranging from $1.273 to $16.875 per share for an aggregate amount of $20,880,753.

11. RELATED PARTY TRANSACTIONS

MEDIA BUYING SERVICE

The Company employs a media buying service to place its television and radio advertising. The President of the Company is the beneficial owner of 25% of the capital stock of such service. In addition, a director of the Company is an officer and the beneficial owner of a total of 25% of the capital stock of such service. During the years ended December 31, 1993, 1992 and 1991, such buying service placed a total of approximately $28,728,000, $19,079,000 and $30,695,000, in broadcast advertising for the Company for fees totaling approximately $1,335,000, $754,000 and $1,228,000, respectively.

LEGAL SERVICES

A director of the Company is a principal of the Company's primary legal counsel. Until his appointment as President of the Company on September 27, 1990, the President of the Company was a principal of that law firm. Although he is currently "of counsel" to such firm, he has no financial interest therein. Until his appointment as Senior Vice President -- Business Affairs of the Company on February 1, 1993, a director of the Company was also a principal of this same law firm. Fees for legal services performed by such law firm on behalf of the Company approximated $1,471,000, $732,000 and $1,049,000 during the years ended December 31, 1993, 1992 and 1991, respectively.

NOTES RECEIVABLE FROM OFFICERS

Notes receivable from officers include a note receivable from the Chairman of the Company for $750,000 advanced to him in connection with the purchase and renovation of his residence. The loan is unsecured, without interest and is repayable on demand or upon the sale of the residence. In addition, there is a note receivable from the President of the Company for $625,000, which bears no interest and is repayable solely from bonus compensation to which he may become entitled through 1995, with any remaining balance payable on December 31, 1995. There are additional notes receivable from several Senior Vice Presidents of the Company aggregating approximately $635,000. These loans also are interest-free and are payable on demand of the Company.

DISTRIBUTION FEE ARRANGEMENT

In May 1991, pursuant to an agreement with NHI Nelson Holdings International, Ltd. ("NHI") and Credit Lyonnais Bank Nederland, N.V. ("CLBN"), the Company became the distributor of existing and future film properties of NHI's film entertainment group ("Sultan Entertainment Holdings Inc.") including foreign distribution rights and domestic home video distribution rights to up to 11 motion pictures to be produced by Castle Rock Entertainment from 1992 through 1995. The Company paid approximately $15 million in cash and issued to NHI certain securities of the Company comprised of 150,000 shares of common stock and five-year warrants to purchase 250,000 shares of common stock at $13.87 per share to obtain these rights. Fees earned in 1993 and 1992 by the Company under its arrangement with Sultan Entertainment Holdings, Inc. amounted to $8,794,000 and $12,027,000, respectively.

Pursuant to this agreement, CLBN refinanced certain long-term debt of Sultan Entertainment Holdings Inc. and also agreed to provide a new credit facility to a newly-formed subsidiary with Sultan Entertainment Holdings Inc., CR Memorandum. The proceeds of the new facility will be used to fund the acquisition of foreign distribution rights and domestic home video distribution rights to the 11 motion pictures to be produced by Castle Rock Entertainment through 1995 ("Castle Rock Pictures"). The Company's financial

                  NEW LINE CINEMA CORPORATION AND SUBSIDIARIES obligations with respect to CLBN's advances are limited to a guaranty of a portion of this loan. There can be no assurance that funds will be available under the CLBN facility for the purchase of rights in connection with a Castle Rock Picture. The Company's ability to distribute the remaining Castle Rock Pictures is predicted upon the continued availability of funds from CLBN or from other sources.

On November 27, 1991, the Company acquired the stock of Sultan Entertainment Holdings Inc. for $100,000 in cash and contributed the stock to the New Line Cinema Corporation Executive Benefit Trust (see Note 8).

12. SUBSEQUENT EVENTS -- MERGER WITH TBS

On January 28, 1994, the shareholders of the Company approved the merger of the Company into NL Acquisition Corp., a Delaware corporation which is a wholly-owned subsidiary of TBS. The closing of the merger took place after the shareholders' meeting and each outstanding share of the Company's common stock was converted into the right to receive 0.96386 shares of TBS Class B Common Stock.